Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Highland Hospitality Corporation

We have issued our report dated June 18, 2004, accompanying the combined financial statements of RadBoy Mt. Laurel, L.L.C. and Mt. Laurel Leasing, LLC for the years ended December 31, 2003 and 2002, included in the Form 8-K/A of Highland Hospitality Corporation, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

December 16, 2004